BYLAWS OF

MCGINLEY ORTHOPAEDIC INNOVATIONS, INC.

ARTICLE I

OFFICES

1.1       Principal Office. The principal office of McGinley Orthopaedic Innovations, Inc., a Wyoming corporation, (the “Corporation”) shall be located at such location within or without the State of Wyoming as is designated in its articles of incorporation or the most recent annual report filed with the Secretary of State of the State of Wyoming. Certain books and records are required by these bylaws to be maintained by the Corporation at its principal office. The Corporation may maintain such additional offices, either within or without the State of Wyoming as are necessary or convenient for the operation of its business.

1.2       Registered Agent. The Registered Agent of the Corporation shall be Hathaway & Kunz, LLP, located at 2515 Warren Ave., Suite 500, Cheyenne, Wyoming, 82001. The registered office is the office at which service of process may be served on the Corporation and may, but need not, be the same as the principal office. The registered office of the Corporation may not be changed without filing a notice of the change with Secretary of State of Wyoming.

ARTICLE II

SHAREHOLDERS

2.1               Annual Shareholders’ Meetings. The annual meeting of the shareholders will be held at a date and time as set by the Board of Directors. At the annual meeting, the shareholders must elect a board of directors and may transact any other business that may legally come before the meeting.

2.2               Remote Meeting. Shareholders may participate in a meeting of the shareholders by means of electronic communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

2.3               Special Shareholders’ Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or shareholders holding at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. If the special meeting is called by shareholders, such shareholders must sign, date, and deliver to the secretary one or more written demands for the special meeting, describing the purpose or purposes for which it is to be held. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting.

2.4               Place of Shareholders’ Meetings. Meetings of the shareholders shall be held at such place within or without the State of Wyoming as designated by the Board of Directors or the person or persons calling the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of electronic transmission by which all parties participating may communicate with each other during the meeting.

2.5               Notice of Shareholders’ Meetings.

2.5.1       Required Notice. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be given to each stockholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the meeting under the Wyoming Business Corporation Act (the “Act”) or the articles of incorporation. Such notice shall specify the place, if any, date and hour, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at any such meeting. In the case of special meetings, the notice shall include the purpose or purposes of the meeting. Notice of shareholders’ meetings may be given by electronic communication.

2.5.2       Effective Date. A notice of a meeting of the shareholders will be deemed effective at the earlier of:

1.                   When received;

2.                   When deposited in the United States mail, with postage prepaid, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s current record of shareholders;

3.                   Five days after deposit in the United States mail, if mailed, with postage prepaid, to the shareholder at an address where the shareholder receives mail other than the address that appears on the Corporation’s current record of shareholders; or

4.                   On the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed on behalf of the addressee.

5.                   Electronic transmission is effective when it has been made to the data address of the shareholder or when it has been made in a manner otherwise authorized by the shareholder.

2.5.3       Meetings for Special Purposes. If a purpose of any shareholder meeting is to consider a proposed amendment to the articles of incorporation; a plan of merger or share exchange; the sale, lease, exchange, or other disposition of all, or substantially all of the Corporation’s property; the dissolution of the Corporation; or the removal of a director, the notice must so state and must be accompanied by the items required by the Act.

2.5.4       Adjourned Meeting. When a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting must be given in the same manner as required for an original meeting. In all other cases, no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the original meeting before adjournment.

2.5.5       Waiver of Notice. A shareholder entitled to notice may waive notice of a meeting of the shareholders by delivering a signed written waiver to the Corporation or by electronic transmission by such shareholder. The waiver will be effective whether signed before or after the meeting. A shareholder’s attendance at a meeting waives the right to object to lack of notice or defective notice of the meeting, unless the shareholder objects to holding the meeting at the beginning of the meeting. A shareholder’s attendance at a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.6               Shareholders of Record. The persons entitled to receive notice of or to vote at any shareholders’ meeting will be those persons designated as shareholders in the stock transfer books of the Corporation at the close of business on the day prior to the date the notice is mailed or otherwise transmitted, or on such other date as determined in advance by the board of directors, which date may not be more than 70 or less than 10 days before the meeting. If the meeting is a special shareholders’ meeting demanded by shareholders, the persons entitled to receive notice of the meeting and to vote will be determined as of the date the first shareholder signs the demand, unless otherwise determined in advance by the board of directors.

2.7               Shareholders’ List. The secretary must make a complete record of the shareholders entitled to vote at each meeting, arranged in alphabetical or numerical order, showing the mailing address of each shareholder if the shareholder is identified by name, or the shareholder’s authorized means of receipt for electronic transmissions if the shareholder is identified by data address, or both the mailing address and data address. The record shall include the number of shares held by each shareholder. The shareholders’ list must be available, at the Corporation’s principal office, for inspection by any shareholder, or the shareholder’s agent or attorney, beginning two business days after notice of the meeting is given and continuing through the meeting.

2.8               Quorum.

2.8.1       Required Quorum. A majority of the shares entitled to vote, represented in person, by proxy, or by remote electronic communication, constitutes a quorum for the transaction of business at any shareholders’ meeting. If a person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened, the shares held by that person or represented by a proxy given to that person will not be included for purposes of determining whether a quorum is present. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting as provided above, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new notice is or must be given for the adjourned meeting or a new record date must be set for the meeting. The persons present, in person or via electronic transmission, at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

2.8.2         Adjournment to Obtain Quorum. In the absence of a quorum, a majority of the shares represented in person, via electronic transmission, or by proxy may, subject to the requirements of notice and record date set forth in these bylaws, adjourn a shareholders’ meeting from time to time until a quorum attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

2.9               Voting of Shares.

2.9.1         One Share, One Vote. Each shareholder is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders for each share of voting stock standing in the name of the shareholder on the stock transfer books of the Corporation.

2.9.2         Proxies. A shareholder may vote in person, via electronic transmission, or by proxy in writing signed by the shareholder or by the shareholder’s duly authorized attorney-in-fact. Such proxy will be effective when received by the secretary or other officer or agent of the Corporation authorized to tabulate votes. No proxy will be valid after 11 months from the date of its execution, unless a longer period is expressly provided in the proxy.

2.9.3         Shares Owned by Corporation. Shares held in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of the Corporation holding the shares may determine. However, shares held in the name of another corporation are not entitled to vote if this corporation owns, directly or indirectly, a majority of the shares entitled to vote for the directors of the other corporation.

2.9.4         Shares Held by Fiduciary. Shares held by a personal representative, administrator, executor, guardian, or conservator may be voted by that person, either in person or by proxy, without a transfer of such shares into the name of that person. Shares held in the name of a trustee may be voted by the trustee, either in person, via electronic transmission, or by proxy, but no trustee is entitled to vote shares held by that trustee without a transfer of such shares into the name of the trustee.

2.9.5         Shares Held by Receiver. Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without being transferred into the receiver’s name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

2.9.6         Pledged Shares. A shareholder whose shares are pledged is entitled to vote such shares until the shares have been transferred into the name of the secured party, and thereafter the secured party is entitled to vote the shares so transferred.

2.9.7         Rejection of Vote. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signor’s authority to sign for the shareholder.

2.9.8         Joint Owners of Shares. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting or giving consent shall have the following effect: (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, shall be a majority or even split in interest.

2.10           Shareholder Decisions.

2.10.1       Majority Vote. When a quorum is present or represented at any shareholders’ meeting in person or by proxy and entitled to vote on the subject matter, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the articles of incorporation, or these bylaws, in which case the contrary provision is controlling.

2.10.2       Election of Directors. The number of director candidates equal to the number of directors to be elected who receive the largest number of votes cast by the shares entitled to vote in the election at a shareholders’ meeting at which a quorum is present will be elected to serve as members of the board of directors.

2.10.3       Shareholder Action by Consent. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if a consent in writing or electronic transmission, setting forth the action so taken, is signed by the shareholders entitled to vote holding not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting with respect to the subject matter thereof and the consent is delivered to the Corporation for inclusion in the minute book. If the act to be taken requires that notice be given to nonvoting shareholders, the Corporation must give the nonvoting shareholders written notice of the proposed action not more than ten (10) days after the action is taken, which notice must contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. If more than one counterpart of a consent is signed by shareholders, all counterparts will be considered one document. If action is taken by less than unanimous written consent of the voting shareholders, the corporation shall give its nonconsenting voting shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the corporation.

ARTICLE III

DIRECTORS

3.1               Corporate Powers. The business and affairs of the Corporation will be managed and controlled by the board of directors. All corporate powers must be exercised by, or under the authority of, the board of directors.

3.2               Number, Tenure, and Qualifications.

3.2.1       Number. The authorized number of directors of the corporation shall be fixed by resolution of the Board of Directors from time to time. The board of directors will consist of at least one (1), but no more than seven (7) individuals. If only one director is named in these bylaws or is serving at any time, words in the plural referring to directors will include the singular.

3.2.2       Term. Each of the initial directors will hold office until the first annual shareholders’ meeting, and each director elected thereafter will hold office until the next annual shareholders’ meeting following his or her election. Despite the expiration of a director’s term, he or she will continue to serve until the election and qualification of his or her successor. However, the term of a director will terminate immediately on the director’s death, resignation, or removal, and the director will not continue to serve.

3.2.3       Qualifications. Unless required by the articles of incorporation, it is not necessary that directors be residents of the State of Wyoming or shareholders of the Corporation.

3.3               Annual Meetings. A regular annual meeting of the board of directors will be held immediately after the adjournment of the annual shareholders’ meeting and in the same place, if any, as the shareholders’ meeting.

3.4               Special Meetings. Special meetings of the board of directors may be called at any time by the President or by any director for any purpose. The person calling the special meeting of the board of directors may fix any place, if any, for holding the meeting within the county in which the Corporation has its principal place of business. Special meetings may be held in other locations with the consent of all directors.

3.5               Notice of Board of Directors Meetings.

3.5.1         Annual Meetings. No notice of annual meetings of the board of directors other than these bylaws is required.

3.5.2         Special Meetings. A special meeting of the board of directors must be preceded by at least a two days’ notice of the date, time, and place, if any, of the meeting. Unless otherwise required by the articles of incorporation, the notice of a special meeting must specify the purposes of the meeting or the business to be transacted.

3.5.3         Form and Effect. Notice of a special meeting of the board of directors may be given orally, in writing, or via electronic transmission. If notice is given orally, it will be effective when communicated if communicated in a comprehensible manner. If the notice is given in writing, it will be effective at the earliest of the following:

a.                   When received;

b.                  Five days after deposit in the United States mail, with postage prepaid, addressed to the director either at the director’s business office or the address of the director that appears on the Corporation’s current records of shareholders; or

c.                   On the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed on behalf of the addressee.

d.                  Electronic transmission is effective when it has been made to the data address of the shareholder or when it has been made in a manner otherwise authorized by the shareholder.

3.5.4         Waiver of Notice. A director entitled to notice may waive notice of a meeting of the board of directors by a signed document delivered to the secretary. The waiver will be effective whether signed before or after the meeting. A director’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting, or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.5.5         Quorum. A majority of the number of directors in office immediately before the meeting begins constitutes a quorum for the transaction of business at any meeting of the board of directors.

3.6               Action by Board of Directors.

3.6.1         Director’s Meeting. The affirmative vote of a majority of directors present in person or by electronic communications at a meeting at which a quorum is present will be the act of the board of directors, unless the vote of a greater number of directors is required by law, the articles of incorporation, or these bylaws.

3.6.2         Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the directors and delivered to the Corporation for inclusion in the minute book. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. If more than one counterpart of a consent is signed by directors, all counterparts will be considered one document.

3.6.3         Remote Meetings. Any director may participate in a meeting of the directors by means of electronic communication by which all persons participating in the meeting can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.7               Removal of Directors. Any director may be removed with or without cause by an affirmative vote of sixty-five percent (65%) the shareholders eligible to vote. A director may only be removed by the shareholders at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

3.8               Board of Directors’ Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy by electing a director. During such time that the shareholders fail or are unable to fill a vacancy, the board of directors may fill the vacancy. If the directors remaining in office constitute less than a quorum of the board of directors, the remaining directors may fill the vacancy by the affirmative vote of a majority of their number. The term of a director elected to fill a vacancy expires at the next annual shareholders’ meeting (although the director may continue to serve after the expiration of the term as provided in the section of these bylaws relating to directors’ terms).

3.9               Compensation of Directors. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting or a stated salary as director. No such payments shall prevent any director from serving the Corporation in any other capacity and receiving compensation for that service.

3.10           Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors. Creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Any such committee will have and may exercise all of the authority granted by the board of directors for the management of the Corporation except to the extent such delegation of authority is prohibited by law.

3.11           Organization. Meetings of the board of directors shall be presided over by the chair of the board, or in the chair's absence by the chief executive officer, or in the absence of both by a director chosen at the meeting. The secretary shall act as secretary of the meeting, but in the absence of the secretary, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.12           Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (ii) such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or to the Corporation within a reasonable time after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

4.1               Appointment. The officers of this corporation will be a President, a Secretary, and a Treasurer, who will be appointed by the board of directors. The board of directors may appoint additional officers or assistant officers, from time to time. The same individual may simultaneously hold more than one office unless specifically prohibited therefrom by law. An officer may, but need not, be a shareholder or a member of the board of directors.

4.2               Term of Office. Each officer will hold office until the earlier of the following:

a.                   The officer’s successor is appointed;

b.                  The officer resigns; or

c.                   The officer is removed in accordance with the Bylaws hereof. The designation of a specified term does not grant any contract rights to any officer.

4.3               Removal. The board of directors may remove any officer at any time, with or without cause.

4.4               Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the President. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

4.5               Compensation. The compensation of the officers of the Corporation, if any, will be fixed by the board of directors.

4.6               Duties. Each officer has the authority and must perform the duties set forth in these bylaws and to the extent consistent with these bylaws, the duties prescribed, from time to time, by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

4.7               President. The President is the Chief Executive Officer of the Corporation and, subject to the control of the board of directors, has responsibility for the conduct and management of the business and fiscal affairs of the Corporation and the general supervision of its property, business interests, and agents. The President, or a person designated by the President, must preside at all meetings of the shareholders and directors, unless otherwise ordered by the board of directors. The President may sign, with the secretary or any other proper officer of the Corporation authorized by the board of directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized to be executed, except in cases where the signing and execution thereof is expressly delegated by the board of directors or these bylaws to some other officer or agent of the Corporation, or is required by law to be otherwise signed or executed.

4.8               Vice Presidents. In the absence of the president or in the event of the president's death, inability or refusal to act, the vice president (or in the event there shall be more than one vice president, the vice presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors.

4.9               Secretary. The secretary must:

4.9.1       Minute Book. Keep or cause to be kept at the principal office, or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether it was a regular or special meeting, and if a special meeting, how authorized, the notice given, the names of those present at directors’ meetings, the number of shareholders present or represented at shareholders’ meetings, and the proceedings at those meetings;

4.9.2       Stock Transfer Records. Keep or cause to be kept at the principal office of the Corporation, or at the office of the Corporation’s transfer agent, a stock transfer book, or a duplicate stock transfer book, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, if any, and the number and date of cancellation of certificates surrendered for cancellation, if any;

4.9.3       Notices. Give or cause to be given notice of the meetings of the shareholders and board of directors as is required by these bylaws;

4.9.4       Sign Documents. Sign with the president, or a vice-president if any, certificates for shares of the Corporation, if any, the issuance of which must have been authorized by resolution of the board of directors; and

4.9.5       Certification. When requested or required, certify any records of the Corporation.

4.10           Treasurer. The treasurer must:

4.10.1       Financial Administration. Be responsible for the administration of the financial affairs of the Corporation and have charge and custody of, and be responsible for, all funds and securities of the Corporation;

4.10.2       Receipts and Deposits. Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such money in the name of the Corporation in such banks, trust companies, or other depositories as must be selected by the board of directors; and

4.10.3       Bonding. If required by the board of directors, give a bond for the faithful discharge of the treasurer’s duties in such sums and with such security or surety as the board of directors may require.

ARTICLE V

SHARES OF CAPITAL STOCK & CERTIFICATES

5.1               Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

5.2               Stock Certificates. Shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, represented by certificates or uncertificated, may be signed by the Chairman of the Board of Directors, or the President or Vice President and the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation. If the shares of capital stock of the Corporation are represented by certificates, all such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

5.2.1         Form. In the case that shares of capital stock of the Corporation are represented by certificates, certificates for shares will be in such form as the board of directors may determine. Each certificate for shares must state the following upon its face:

a.                   The name of the Corporation and that it is organized under the laws of Wyoming;

b.                  The name of the person to whom it is issued;

c.                   The number and class of shares and the designation of the series, if any, that the certificate represents; and

d.                  The number of the certificate and its date of issuance.

5.2.2         Signing Certificates. The certificates must be signed by the President, or a Vice-President, and the Secretary, or an assistant secretary.

5.2.3         Shares Without Certificates. The Corporation may issue shares without certificates.

5.2.4         Legends. Legends relating to restrictions on the transfer of shares may be marked on share certificates if required by an agreement to which the Corporation is a party or by action of the board of directors.

5.3               Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person, by electronic transmission, or by the holder’s duly authorized representative, and in the case of certificated shares, only upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer. If the shares of capital stock of the Corporation are represented by certificates, the Corporation must issue a new certificate to the person or persons entitled to the shares represented by that certificate, cancel the old certificate, and record the transaction upon its stock transfer books.

5.4               Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

5.5               Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

5.6               Record Date for Stock. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

5.7               List of Shareholders. The name and address of the person to whom shares are issued, or the identifier and data address to whom shares are issued to, with the number of shares and date of issue, must be entered on the stock transfer books of the Corporation.

ARTICLE VI

INDEMNIFICATION

6.1               Permissible Indemnification of Directors.

6.1.1       Good Faith Conduct. Unless otherwise provided in the articles of incorporation, the Corporation may indemnify any individual made a party to a proceeding because the individual is or was a director of the Corporation against liability incurred in the proceeding, but only if the individual demonstrates he or she conducted himself or herself in good faith and reasonably believed that his or her official conduct was in the best interests of the Corporation and his or her other conduct was not opposed to the Corporation’s best interests. If the proceeding involves the director’s conduct with respect to an employee benefit plan, it is sufficient that the director reasonably believed the conduct to be in the interests of the participants or beneficiaries of the plan. In the case of indemnification in connection with any criminal proceeding, the individual must also demonstrate that the individual had no reasonable cause to believe his or her conduct was unlawful. A determination that the individual has met these standards of conduct required for permissible indemnification must be made in accordance with the procedures set forth in the Wyoming Business Corporation Act.

6.1.2       Derivative Actions. Indemnification in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred by the individual in connection with the proceeding.

6.1.3       Limit on Indemnification. The Corporation may not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director is adjudged liable to the Corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director is adjudged liable on the basis that the director received improper personal benefit.

6.2               Mandatory Indemnification of Directors. Unless the articles of incorporation provide to the contrary, the Corporation must indemnify a director against reasonable expenses incurred by the director in connection with the proceeding if the director is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director is a party because of being a director of the Corporation.

6.3               Advances for Expenses of Directors. Unless otherwise provided in the articles of incorporation, the Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

6.3.1       The director furnishes the Corporation a written affirmation of the director’s good faith belief that his or her conduct meets the standards of conduct required for permissible indemnification;

6.3.2       The director furnishes the Corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

6.3.3       Those authorizing the reimbursement determine that the facts then known would not preclude permissible indemnification.

6.4               Indemnification of Officers, Agents, and Employees. Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the Corporation, who is not a director of the Corporation, to any extent consistent with public policy, as determined by the general or specific action of the board of directors.

ARTICLE VII

CORPORATE RECORDS

7.1               Maintenance of Records. The Corporation must maintain adequate and correct books, records, and accounts of its business and properties. Such records include, without limitation, recorded minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and all additional documents subject to shareholder inspection rights provided for in these bylaws, the articles, or the Act. All of these books, records, and accounts must be kept at the Corporation’s principal office.

7.2               Shareholder Inspection Rights. If a shareholder of the Corporation gives the Corporation written demand at least five business days before the date on which the shareholder wishes to inspect and copy, a shareholder is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, the following records:

7.2.1       The articles of incorporation of the Corporation and all amendments or restatements;

7.2.2       The bylaws of the Corporation and all amendments or restatements;

7.2.3       Resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

7.2.4       The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

7.2.5       All written communications to shareholders generally within the past three years;

7.2.6       A list of the names and business addresses of the Corporation’s current directors and officers; and

7.2.7       The Corporation’s most recent annual report delivered to the Secretary of State.

ARTICLE VIII

DISTRIBUTIONS

The board of directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and on the terms and conditions provided by law and the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interests of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

CONTRACTS, LOANS, CHECKS, DEPOSITS

9.1               Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

A director or officer of the Corporation shall not be disqualified by the director's office from dealing or contracting with the Corporation either as a vendor, purchaser, or otherwise. The fact that any director or officer, or any firm of which any director or officer of the Corporation is a shareholder, officer or director, is in any way interested in any transaction of the Corporation shall not make such transaction void or voidable, or require such director or officer of the Corporation to account to the Corporation for any profits therefrom, so long as the transaction/deal satisfies the requirements of Wyo. Stat. § 17-16-863 et seq.

9.2               Loans. No loans shall be made, or accepted, on behalf of the Corporation, and no evidences of indebtedness shall be issued in the Corporation's name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

9.3               Checks, Drafts, Notes. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

9.4               Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the board of directors may select.

9.5               Voting Securities Held by the Corporation. The chief executive officer, or such other officer or agent designated by the board of directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests. At the meeting, the chief executive officer or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest with the Corporation holds.

ARTICLE X

CORPORATE SEAL

The board of directors may, but is not required to, provide a corporate seal, which will be circular in form and have inscribed thereon any designation, including the name of the Corporation, the state of its incorporation, and the words “corporate seal.”

ARTICLE XI

AMENDMENTS

11.1           Board of Directors. The board of directors may amend or repeal these bylaws as provided by law or the articles of incorporation, unless the shareholders, in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

11.2           Shareholders. Approval by the majority of the shareholders may also amend or repeal these bylaws.

ARTICLE XII

RATIFICATION OF DEFECTIVE CORPORATE ACTION

12.1           Definitions. The following words have the meaning as used in this Article:

12.1.1       “Corporate action” means any action taken by or on behalf of the Corporation, including any action taken by the incorporator, the board of directors, a committee of the board of directors, an officer or agent of the Corporation or the shareholders.

12.1.2       “Date of the defective corporate action” means the date (or the approximate date, if the exact date is unknown) the defective corporate action was purported to have been taken.

12.1.3       “Defective corporate action” means (i) any corporate action purportedly taken that is, and at the time such corporate action was purportedly taken would have been, within the power of the Corporation, but is void or voidable due to a failure of authorization, and (ii) an overissue.

12.1.4       “Failure of authorization” means the failure to authorize, approve or otherwise effect a corporate action in compliance with the provisions of this Act, the articles of incorporation or bylaws, a corporate resolution or any plan or agreement to which the Corporation is a party, if and to the extent such failure would render such corporate action void or voidable.

12.1.5       “Overissue” means the purported issuance of:

a.                   shares of a class or series in excess of the number of shares of a class or series the Corporation has the power to issue under Article V at the time of such issuance; or

b.                  shares of any class or series that is not then authorized for issuance by the articles of incorporation.

12.1.6       “Putative shares” means the shares of any class or series (including shares issued upon exercise of rights, options, warrants or other securities convertible into shares of the Corporation, or interests with respect to such shares) that were created or issued as a result of a defective corporate action, that (i) but for any failure of authorization would constitute valid shares, or (ii) cannot be determined by the board of directors to be valid shares.

12.1.7       “Valid shares” means the shares of any class or series that have been duly authorized and validly issued in accordance with the Act, including as a result of ratification or amendment under this Article XII.

12.1.8       “Amendment effective time” with respect to any defective corporate action ratified under this Article XII means the later of:

a.                   the time at which the ratification of the defective corporate action is approved by the shareholders, or if approval of shareholders is not required, the time at which the notice required becomes effective; and

b.                  the time at which any articles of amendment filed become effective.

The amendment effective time shall not be affected by the filing or pendency of a judicial proceeding under section 12.8 or otherwise, unless otherwise ordered by the court.

12.2           Defective Corporate Action.

12.2.1       A defective corporate action shall not be void or voidable if ratified in accordance with section 12.3 or validated in accordance with section 12.8.

12.2.2       Ratification under section 12.3 or amendment under section 12.8 shall not be deemed to be the exclusive means of ratifying or validating any defective corporate action, and the absence or failure of ratification in accordance with this Article XII shall not, of itself, affect the validity or effectiveness of any corporate action properly ratified under common law or otherwise, nor shall it create a presumption that any such corporate action is or was a defective corporate action or void or voidable.

12.2.3       In the case of an overissue, putative shares shall be valid shares effective as of the date originally issued or purportedly issued upon:

a.                   the effectiveness under this Article XII and under Article XI of an amendment to the articles of incorporation authorizing, designating or creating such shares; or

b.                  the effectiveness of any other corporate action under this Article XII ratifying the authorization, designation or creation of such shares.

12.3           Ratification of Defective Corporate Actions.

12.3.1       To ratify a defective corporate action under this section (other than the ratification of an election of the initial board of directors under subsection (2)), the board of directors shall take action ratifying the action in accordance with section 12.4, stating:

a.                   the defective corporate action to be ratified and, if the defective corporate action involved the issuance of putative shares, the number and type of putative shares purportedly issued;

b.                  the date of the defective corporate action;

c.                   the nature of the failure of authorization with respect to the defective corporate action to be ratified; and

d.                  that the board of directors approves the ratification of the defective corporate action.

12.3.2       In the event that a defective corporate action to be ratified relates to the election of the board of directors of the Corporation under section 2.1, a majority of the persons who, at the time of the ratification, are exercising the powers of directors may take an action stating:

a.                   the name of the person or persons who first took action in the name of the Corporation as the initial board of directors of the Corporation;

b.                  the earlier of the date on which such persons first took such action or were purported to have been elected as the initial board of directors; and

c.                   that the ratification of the election of such person or persons as the initial board of directors is approved.

12.3.3       If any provision of the Wyoming Business Corporation Act, the articles of incorporation or bylaws, any corporate resolution or any plan or agreement to which the Corporation is a party in effect at the time action under subsection (a) is taken requires shareholder approval or would have required shareholder approval at the date of the occurrence of the defective corporate action, the ratification of the defective corporate action approved in the action taken by the directors under subsection (a) shall be submitted to the shareholders for approval in accordance with section 12.4.

12.3.4       Unless otherwise provided in the action taken by the board of directors under subsection (a), after the action by the board of directors has been taken and, if required, approved by the shareholders, the board of directors may abandon the ratification at any time before the amendment effective time without further action of the shareholders.

12.4           Action on Ratification.

12.4.1       The quorum and voting requirements applicable to a ratifying action by the board of directors under section 12.3(1) shall be the quorum and voting requirements applicable to the corporate action proposed to be ratified at the time such ratifying action is taken.

12.4.2       If the ratification of the defective corporate action requires approval by the shareholders under section 12.3(3), and if the approval is to be given at a meeting, the Corporation shall notify each holder of valid and putative shares, regardless of whether entitled to vote, as of the record date for notice of the meeting and as of the date of the occurrence of defective corporate action, provided that notice shall not be required to be given to holders of valid or putative shares whose identities or addresses for notice cannot be determined from the records of the Corporation. The notice must state that the purpose, or one of the purposes, of the meeting, is to consider ratification of a defective corporate action and must be accompanied by (i) either a copy of the action taken by the board of directors in accordance with section 12.3(1) or the information required by sections 12.3(1)(a) through (1)(d), and (ii) a statement that any claim that the ratification of such defective corporate action and any putative shares issued as a result of such defective corporate action should not be effective, or should be effective only on certain conditions, shall be brought within 120 days from the applicable amendment effective time.

12.4.3       Except as provided in subsection (d) with respect to the voting requirements to ratify the election of a director, the quorum and voting requirements applicable to the approval by the shareholders required by section 12.3(3) shall be the quorum and voting requirements applicable to the corporate action proposed to be ratified at the time of such shareholder approval.

12.4.4       The approval by shareholders to ratify the election of a director requires that the votes cast within the voting group favoring such ratification exceed the votes cast opposing such ratification of the election at a meeting at which a quorum is present.

12.4.5       Putative shares on the record date for determining the shareholders entitled to vote on any matter submitted to shareholders under section 12.3(3) (and without giving effect to any ratification of putative shares that becomes effective as a result of such vote) shall neither be entitled to vote nor counted for quorum purposes in any vote to approve the ratification of any defective corporate action.

12.4.6       If the approval under this section of putative shares would result in an overissue, in addition to the approval required by section 12.3, approval of an amendment to the articles of incorporation under Article XI to increase the number of shares of an authorized class or series or to authorize the creation of a class or series of shares so there would be no overissue shall also be required.

12.5           Notice Requirements.

12.5.1       Unless shareholder approval is required under section 12.3(3), prompt notice of an action taken under section 12.3 shall be given to each holder of valid and putative shares, regardless of whether entitled to vote, as of (i) the date of such action by the board of directors and (ii) the date of the defective corporate action ratified, provided that notice shall not be required to be given to holders of valid and putative shares whose identities or addresses for notice cannot be determined from the records of the Corporation.

12.5.2       The notice must contain (i) either a copy of the action taken by the board of directors in accordance with section 12.3(1) or (2) or the information required by sections 12.3(1)(a)

through (1)(d) or sections 12.3(2)(a) through (2)(c), as applicable, and (ii) a statement that any claim that the ratification of the defective corporate action and any putative shares issued as a result of such defective corporate action should not be effective, or should be effective only on certain conditions, shall be brought within 120 days from the applicable amendment effective time.

12.5.3       No notice under this section is required with respect to any action required to be submitted to shareholders for approval under section 12.3(3) if notice is given in accordance with section 12.4(2).

12.5.4       A notice required by this section may be given in any manner permitted by section 2.5 and, for any corporation subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, may be given by means of a filing or furnishing of such notice with the United States Securities and Exchange Commission.

12.6           Effect of Ratification. From and after the amendment effective time, and without regard to the 120-day period during which a claim may be brought under section 12.8:

12.6.1       Each defective corporate action ratified in accordance with section 12.3 shall not be void or voidable as a result of the failure of authorization identified in the action taken under section 12.3(1) or (2) and shall be deemed a valid corporate action effective as of the date of the defective corporate action;

12.6.2       The issuance of each putative share or fraction of a putative share purportedly issued pursuant to a defective corporate action identified in the action taken under section 12.3 shall not be void or voidable, and each such putative share or fraction of a putative share shall be deemed to be an identical share or fraction of a valid share as of the time it was purportedly issued; and

12.6.3       Any corporate action taken subsequent to the defective corporate action ratified in accordance with this Article XII in reliance on such defective corporate action having been validly effected and any subsequent defective corporate action resulting directly or indirectly from such original defective corporate action shall be valid as of the time taken.

12.7           Filings.

12.7.1       If the defective corporate action ratified under this Article XII would have required under any other section of the Act a filing in accordance with the Act, then, regardless of whether a filing was previously made in respect of such defective corporate action and in lieu of a filing otherwise required by this Act, the Corporation shall file articles of amendment in accordance with this section, and such articles of amendment shall serve to amend or substitute for any other filing with respect to such defective corporate action required by this Act.

12.7.2       The articles of amendment must set forth:

a.                   the defective corporate action that is the subject of the articles of amendment (including, in the case of any defective corporate action involving the issuance of putative shares, the number and type of putative shares issued and the date or dates upon which such putative shares were purported to have been issued);

b.                  the date of the defective corporate action;

c.                   the nature of the failure of authorization in respect of the defective corporate action;

d.                  a statement that the defective corporate action was ratified in accordance with section 12.3, including the date on which the board of directors ratified such defective corporate action and the date, if any, on which the shareholders approved the ratification of such defective corporate action; and

e.                   the information required by subsection (3).

12.7.3       The articles of amendment must also contain the following information:

a.                   if a filing was previously made in respect of the defective corporate action and no changes to such filing are required to give effect to the ratification of such defective corporate action in accordance with section 1.47, the articles of amendment must set forth (i) the name, title and filing date of the filing previously made and any articles of correction to that filing and (ii) a statement that a copy of the filing previously made, together with any articles of correction to that filing, is attached as an exhibit to the articles of amendment;

b.                  if a filing was previously made in respect of the defective corporate action and such filing accordance with section 12.3, the articles of amendment must set forth (i) the name, title and filing date of the filing previously made and any articles of correction to that filing and (ii) a statement that a filing containing all of the information required to be included under the applicable section or sections of the Act to give effect to such defective corporate action is attached as an exhibit to the articles of amendment, and (iii) the date and time that such filing is deemed to have become effective; or

c.                   if a filing was not previously made in respect of the defective corporate action and the defective corporate action ratified under section 12.3 would have required a filing under any other section of the Act, the articles of amendment must set forth (i) a statement that a filing containing all of the information required to be included under the applicable section or sections of the Act to give effect to such defective corporate action is attached as an exhibit to the articles of amendment, and (ii) the date and time that such filing is deemed to have become effective.

ARTICLE XIII

MISCELLANEOUS

13.1            Articles of Incorporation. In the event of any conflict between the provisions of the articles of incorporation and the bylaws, the provisions of the articles of incorporation shall govern.

13.2            Severability. If any provision of these bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the articles of incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these bylaws (including without limitation, all portions of any section of these bylaws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the articles of incorporation) that are not themselves invalid, illegal, unenforceable, or in conflict with the articles of incorporation shall remain in full force and effect.

13.3            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors consistent with the period authorized or required by the Internal Revenue Code.

CERTIFICATE OF DIRECTOR(S)

I, Joseph McGinley, hereby certify that I am the Director of McGinley Orthopaedic Innovations, Inc., a Wyoming corporation and that the foregoing Bylaws, comprising twenty-one (21) pages, including this page, have been adopted by the Board of Directors as the Bylaws and governing instrument of the Corporation as of the ____ day of 2022.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the ____ day of ______________ 2022.

MCGINLEY ORTHOPAEDIC INNOVATIONS, INC.

________________________

Joseph McGinley, Director